Exhibit 99.1

Stardrive Solutions Restructures and Announces Definitive Merger Agreement With Chell Group Corp.

AGOURA HILLS, Calif.— (BUSINESS WIRE)— Nov. 23, 2001— Stardrive Solutions Inc. (OTCBB:SDRV — news; previously Nasdaq Small Cap:SDRV), a leader in digital media management, today announced that it has signed a definitive merger agreement whereby it will be acquired by Chell Group Corp. (Nasdaq:CHEL - news).

The agreement provides for the merger of Stardrive Solutions with a newly formed subsidiary of Chell Group in an all stock transaction, subject to completion of due diligence, restructuring and shareholder approval. Upon closing of the transaction, it is intended that the management team of Stardrive Solutions will remain involved in the development and sale of its digital media management solutions.

“We believe that the assets and international installed base of Stardrive Solutions will provide Chell Group with excellent growth potential as well as a respected presence in the broadcast market,’’ said Chell Group Chairman and Chief Executive Officer Cameron Chell.

“We believe that the acquisition will be beneficial to Stardrive Solutions’ shareholders, employees, partners and customers,’’ said David Griffith, Stardrive Solutions chairman and CEO. “We feel that Stardrive Solutions will experience significant synergies with Chell Group, which will allow both Chell Group and Stardrive Solutions to expand both of their market opportunities,’’ Griffith added.

Separately, as part of the restructuring, Stardrive Solutions announced that it has spun out its UK-based Copyright Control division to the division’s managing director, David Powell.

About Stardrive Solutions

Based in Agoura Hills, Calif., Stardrive Solutions (Nasdaq; OTC:SDVR.OB) offers content owners the ability to produce, distribute and protect their content worldwide.

Through its proprietary Stardrive Suite™ of products, Stardrive Solutions offers broadcasters the ability to dynamically manage digital video production as well as support metadata collection and query. This solution enables secure distribution of video to be simultaneously transferred and edited with on-the-fly conversion from analog formats to digital formats.

Since 1982 the company has been dedicated to the development of newsroom computer and asset management systems. More than 20,000 journalists worldwide are working today with Stardrive technology, including:

AOL/Time Warner Cable News
Energy News Live, Tulsa, Okla.
Danmarks Radio, Copenhagen
Report on Business Television (ROBTv), Toronto
MVS Multivision, Mexico City
Metro TV, Jakarta
CNN+ Madrid
ARD Hamburg
NDR Hamburg and Berlin
Pan-American Sports Network (PSN), Hollywood, Fla.

Midi TV, Cape Town, South Africa
Additional information is available at www.stardrivesolutions.com.

About Chell Group Corp.

Chell Group Corp. (Nasdaq:CHEL — news) is a technology buyout/operating company applying private equity principles and capital market expertise to consolidate earnings and strategically grow the solid, but undervalued, public and private companies it acquires.

Chell utilizes its low cost ERP system, management infrastructure, proprietary technologies developed within its group of companies and M&A experience to drive earnings growth and create value for its shareholders. Chell’s acquisitions are also strategically designed to support its long-term vision of the technology market.

The current Chell portfolio of companies includes: NTN Interactive Network Inc., www.ntnc.com; Magic Lantern Communications Ltd., www.magiclantern.ca; Engyro Inc. (investment subsidiary), www.engyro.com; cDemo Inc. (investment subsidiary), www.cdemo.com; and GalaVu Entertainment Network Inc., www.galavu.com.

For more information on the Chell Group, visit www.chell.com.

Information contained in this news release, other than historical information, should be considered forward-looking in nature and is subject to various risks or uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the operating results, performance or financial condition are the company’s ability to complete the transaction with Chell Group; the company’s ability to attract and retain qualified personnel; the company’s ability to develop new services; the company’s ability to attract and retain customers; and other factors discussed in Stardrive Solutions’ filings with the Securities and Exchange Commission, including important factors detailed under “Risk Factors’’ and elsewhere in its proxy statement filed on June 20, 2001. Stardrive Solutions further undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

     Stardrive Solutions Inc., Agoura Hills
     Investor Relations
     Matt Whealen, 818/879-0000, 818/865-1421 fax
     mwhealen@stardrivesolutions.com